Exhibit 99.2


                    Report of Independent Public Accountants
                    ----------------------------------------

To the Board of Directors and Stockholders
EliteAgents, Inc.


We have audited the accompanying balance sheet of EliteAgents, Inc. as of December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EliteAgents, Inc. as of December 31, 2001, and its results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the financial statements, the Company's operations have generated recurring losses and cash flow deficiencies from operations and it had a working capital deficiency as of December 31, 2001. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                            /s/  J.H. COHN LLP
                                            ----------------------------------
                                                 J.H. COHN LLP

Roseland, New Jersey
March 8, 2002

               Report of Independent Certified Public Accountants
               --------------------------------------------------

To the Board of Directors and Stockholders
EliteAgents, Inc.


We have audited the accompanying statements of operations, changes in stockholders' equity and cash flows of EliteAgents, Inc. for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of EliteAgents, Inc. for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                            /s/  Hegar & Crawford
                                            -----------------------------------
                                                 Hegar & Crawford

Haddonfield, New Jersey
March 15, 2000



                                        EliteAgents, Inc.

                              Balance Sheet - December 31, 2001 and
                           Pro Forma Balance Sheet - December 31, 2001

                                                                                    Pro Forma
                                                                     December        December
                                          ASSETS                     31, 2001        31, 2001
                                          ------                   ------------    ------------
                                                                                   (Unaudited -
                                                                                    see Note 11)
 Current assets:
    Cash                                                           $      6,257    $      6,257
    Mortgage loans held for sale                                      1,669,400       1,669,400
    Prepaid expenses and other receivables                              107,622         107,622
                                                                   ------------    ------------
       Total current assets                                           1,783,279       1,783,279

Property and equipment, net                                             984,706         984,706
Other assets                                                            280,757         280,757
                                                                   ------------    ------------

       Totals                                                      $  3,048,742    $  3,048,742
                                                                   ============    ============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
                              ------------------------------------

Current liabilities:
    Warehouse line of credit                                       $  1,663,600    $  1,663,600
    Accounts payable and accrued expenses                               477,633         472,877
    Note payable - related party                                         85,000          85,000
    Current portion of capital lease obligations                         77,108          77,108
                                                                   ------------    ------------
       Total current liabilities                                      2,303,341       2,298,585

Other liabilities                                                        39,314          39,314
Convertible debt                                                        615,290            --
Capital lease obligations, net of current portion                        42,733          42,733
                                                                   ------------    ------------
       Total liabilities                                              3,000,678       2,380,632
                                                                   ------------    ------------

Commitments

Stockholders' equity:
    8% Series A convertible preferred, $.01 par value; 50,000
       shares authorized and outstanding                                    500             500
    8% Series B convertible preferred, $.01 par value; 2,300,000
       shares authorized; 1,420,002 shares outstanding                   14,200          14,200
    Common stock, $.002 par value; 50,000,000 shares
       authorized; 3,651,642 shares outstanding (4,891,734 on a
       pro forma basis)                                                   7,304           9,784
    Additional paid-in capital                                        9,582,048      10,199,614
    Unearned compensation                                              (580,707)       (580,707)
    Stock subscription receivable                                      (101,675)       (101,675)
    Accumulated deficit                                              (8,873,606)     (8,873,606)
                                                                   ------------    ------------
          Total stockholders' equity                                     48,064         668,110
                                                                   ------------    ------------

          Totals                                                   $  3,048,742    $  3,048,742
                                                                   ============    ============


                               See Notes to Financial Statements.

                                EliteAgents, Inc.

                            Statements of Operations
                     Years Ended December 31, 2001 and 2000



                                                         2001           2000
                                                     -----------    -----------
Revenue:
    Broker fee income                                $ 1,131,304    $   309,757
    Loan origination and processing                      226,807         33,139
    Gain on sale of loans                                  3,930           --
    Interest                                               9,796          4,668
                                                     -----------    -----------
       Totals                                          1,371,837        347,564
                                                     -----------    -----------

Operating expenses:
    Direct                                               622,908        239,925
    General and administrative                         4,321,381      2,721,089
    Interest                                               4,370           --
                                                     -----------    -----------
       Totals                                          4,948,659      2,961,014
                                                     -----------    -----------

Loss from operations                                  (3,576,822)    (2,613,450)
Other interest expense                                  (664,810)       (33,365)
                                                     -----------    -----------

Loss before extraordinary loss                        (4,241,632)    (2,646,815)
Extraordinary loss on extinguishment of debt          (1,768,737)          --
                                                     -----------    -----------

Net loss                                             $(6,010,369)   $(2,646,815)
                                                     ===========    ===========

Basic loss per common share:
    Loss before extraordinary loss                   $     (1.38)   $      (.68)
    Extraordinary loss                                      (.57)          --
                                                     -----------    -----------

Net loss                                             $     (1.95)   $      (.68)
                                                     ===========    ===========

Basic weighted average common shares outstanding       3,078,323      3,919,598
                                                     ===========    ===========


                       See Notes to Financial Statements.



                                                     EliteAgents, Inc.

                                       Statements of Changes in Stockholders' Equity
                                          Years Ended December 31, 2001 and 2000



                                             Series A                   Series B
                                            Convertible                Convertible
                                          Preferred Stock            Preferred Stock                  Common Stock
                                     -------------------------   --------------------------    --------------------------
                                       Shares        Amount        Shares         Amount         Shares         Amount
                                     -----------   -----------   -----------    -----------    -----------    -----------
Balance, January 1, 2000                  50,000   $       500          --             --        3,611,110    $     7,222
Sale of shares of common stock              --            --            --             --          540,045          1,080
Sale of shares of preferred stock           --            --       1,214,689    $    12,147           --             --
Expenses incurred in connection
   with stock issuances                     --            --            --             --             --             --
Net loss                                    --            --            --             --             --             --
                                     -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2000                50,000           500     1,214,689         12,147      4,151,155          8,302

Cancellation of prior years'
   stock subscriptions                      --            --        (265,665)        (2,657)          --             --
Sales of shares of preferred
   stock                                    --            --         338,209          3,382           --             --
Payments of stock subscriptions             --            --            --             --             --             --
Issuance of preferred stock
   in exchange for salaries                 --            --          25,424            255           --             --
Contribution of officer loan
   in exchange for preferred
   stock                                    --            --         107,345          1,073           --             --
Cancellation of founders' shares            --            --            --             --       (1,416,595)        (2,833)
Issuance of shares of common
   stock as a result of anti-
   dilution provisions                      --            --            --             --           80,236            160
Issuance of common stock
   in exchange for services                 --            --            --             --          125,000            250
Issuance of common stock as
   settlement for preferred
   A dividends                              --            --            --             --            4,000              9
Forgiveness of prior year salaries          --            --            --             --             --             --
Forgiveness of current year
   salaries                                 --            --            --             --             --             --
Effect of conversion of con-
   vertible debenture                       --            --            --             --          707,846          1,416
Effects of issuance of warrants
   in connection with con-
   vertible debenture                       --            --            --             --             --             --
Effects of beneficial conversion
   feature                                  --            --            --             --             --             --
Effect of issuance of stock
   options to employees                     --            --            --             --             --             --
Cancellation of employee
   stock options                            --            --            --             --             --             --
Amortization of unearned com-
   pensation                                --            --            --             --             --             --
Net loss                                    --            --            --             --             --             --
                                     -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 2001                50,000   $       500     1,420,002    $    14,200      3,651,642    $     7,304
                                     ===========   ===========   ===========    ===========    ===========    ===========


See Notes to Financial Statements.




                                               EliteAgents, Inc.

                                 Statements of Changes in Stockholders' Equity
                                    Years Ended December 31, 2001 and 2000



                                      Additional                       Stock
                                       Paid-in       Unearned      Subscription   Accumulated
                                       Capital     Compensation     Receivable      Deficit         Total
                                     -----------    -----------    -----------    -----------    -----------
Balance, January 1, 2000             $   190,206           --             --      $  (196,422)   $     1,506
Sale of shares of common stock         2,330,476           --      $  (101,675)          --        2,229,881
Sale of shares of preferred stock      2,137,853           --       (1,925,000)          --          225,000
Expenses incurred in connection
   with stock issuances                 (102,696)          --             --             --         (102,696)
Net loss                                    --             --             --       (2,646,815)    (2,646,815)
                                     -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2000             4,555,839           --       (2,026,675)    (2,843,237)      (293,124)

Cancellation of prior years'
   stock subscriptions                  (467,570)          --          470,227           --             --
Sales of shares of preferred
   stock                                 595,253           --             --             --          598,635
Payments of stock subscriptions             --             --        1,454,773           --        1,454,773
Issuance of preferred stock
   in exchange for salaries               44,745           --             --             --           45,000
Contribution of officer loan
   in exchange for preferred
   stock                                 188,927           --             --             --          190,000
Cancellation of founders' shares           2,833           --             --             --             --
Issuance of shares of common
   stock as a result of anti-
   dilution provisions                      (160)          --             --             --             --
Issuance of common stock
   in exchange for services              221,000           --             --             --          221,250
Issuance of common stock as
   settlement for preferred
   A dividends                            19,991           --             --          (20,000)          --
Forgiveness of prior year salaries       202,700           --             --             --          202,700
Forgiveness of current year
   salaries                               71,667           --             --             --           71,667
Effect of conversion of con-
   vertible debenture                  1,015,401           --             --             --        1,016,817
Effects of issuance of warrants
   in connection with con-
   vertible debenture                  1,768,737           --             --             --        1,768,737
Effects of beneficial conversion
   feature                               615,290           --             --             --          615,290
Effect of issuance of stock
   options to employees                  803,910    $  (803,910)          --             --             --
Cancellation of employee
   stock options                         (56,515)        56,515           --             --             --
Amortization of unearned com-
   pensation                                --          166,688           --             --          166,688
Net loss                                    --             --             --       (6,010,369)    (6,010,369)
                                     -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2001           $ 9,582,048    $  (580,707)   $  (101,675)   $(8,873,606)   $    48,064
                                     ===========    ===========    ===========    ===========    ===========


See Notes to Financial Statements.


                                                   EliteAgents, Inc.

                                               Statements of Cash Flows
                                        Years Ended December 31, 2001 and 2000
                                                                                               2001           2000
                                                                                           -----------    -----------
Operating activities:
    Net loss                                                                               $(6,010,369)   $(2,646,815)
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                           226,103         53,969
       Forgiveness of current year salaries                                                     71,667           --
       Charges to interest expense associated with beneficial conversion feature               615,290           --
       Amortization of unearned compensation                                                   166,688           --
       Extraordinary loss on extinguishment of debt                                          1,768,737           --
       Changes in operating assets and liabilities:
          Mortgage loans held for sale                                                      (1,669,400)          --
          Prepaid expenses and other receivables                                               (41,609)        (8,801)
          Other assets                                                                           2,773        (50,301)
          Warehouse lines of credit                                                          1,663,600           --
          Accounts payable and accrued expenses                                                 76,318        257,039
          Other liabilities                                                                     39,314        289,366
                                                                                           -----------    -----------
              Net cash used in operating activities                                         (3,090,888)    (2,105,543)
                                                                                           -----------    -----------
Investing activities - purchases of property and equipment                                    (373,477)      (551,292)
                                                                                           -----------    -----------
Financing activities:
    Proceeds from issuance of convertible debentures                                         1,492,500           --
    Proceeds from notes payable - related parties                                               85,000      1,164,887
    Payments of notes payable - related parties                                               (139,388)      (193,000)
    Payments under capital lease obligations                                                   (35,948)       (46,705)
    Net proceeds from sale of common stock                                                        --        1,619,389
    Proceeds from sales of Series B preferred stock                                            598,635           --
    Payments of stock subscription receivable                                                1,454,773           --
                                                                                           -----------    -----------
              Net cash provided by financing activities                                      3,455,572      2,544,571
                                                                                           -----------    -----------
Net decrease in cash                                                                            (8,793)      (112,264)
Cash, beginning of year                                                                         15,050        127,314
                                                                                           -----------    -----------
Cash, end of year                                                                          $     6,257    $    15,050
                                                                                           ===========    ===========
Supplemental disclosure of cash flow data:
    Interest paid                                                                          $    27,947    $    33,365
                                                                                           ===========    ===========
Supplemental disclosure of noncash investing and financing activities:
    Convertible debt related transactions:
       Issuance of convertible debt in exchange for future services                        $    17,500           --
                                                                                           ===========    ===========
       Cancellation of trade accounts payable in exchange for convertible debenture        $    75,290           --
                                                                                           ===========    ===========
       Partial payment of capital lease obligation in exchange for convertible debenture   $    30,000           --
                                                                                           ===========    ===========
    Common stock related transactions:
       Issuance of common stock to consultant in connection with reverse acquisition       $   221,250           --
                                                                                           ===========    ===========
       Conversion of convertible debt and accrued interest thereon into shares
          of common stock                                                                  $ 1,016,817           --
                                                                                           ===========    ===========
       Issuance of common stock in settlement of dividends on Series A
          preferred stock                                                                  $    20,000           --
                                                                                           ===========    ===========
       Issuance of common stock in settlement of notes payable                                    --      $   507,800
                                                                                           ===========    ===========
    Series B preferred stock related transactions:
       Issuance of shares in exchange for prior years' salaries                            $    45,000           --
                                                                                           ===========    ===========
       Issuance of shares in settlement of loan from related party                         $   190,000    $   225,000
                                                                                           ===========    ===========
    Other noncash investing and financing activities:
       Forgiveness of prior year salaries                                                  $   202,700           --
                                                                                           ===========    ===========
       Acquisition of property and equipment under capital lease obligations                      --      $   232,494
                                                                                           ===========    ===========
See Notes to Financial Statements.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Business and summary of accounting policies:
           Business:
               EliteAgents, Inc. (the "Company") is a licensed Title II loan correspondent mortgage banker.

               During the year ended December 31, 2000 and through most of the year ended December 31, 2001, the Company acted primarily as a mortgage broker. In December 2001, the Company began acting as a mortgage banker whereby it borrows funds from a lender under a warehouse line of credit, closes primary mortgage loans in its own name and, in general, immediately assigns such loans to permanent investors.

           Use of estimates:
               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           Revenue recognition:
               Nonrefundable mortgage application fees are recognized when received. Other loan origination and processing income and broker fee income is recognized when the loan closes. Gains on sales of loans to permanent investors are recognized when the loan has been sold and subsequently transferred to a permanent investor, generally upon the receipt of payment.

           Concentrations of credit risk:
               Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of cash and loans held for sale. The Company places its cash in high credit quality financial institutions. At December 31, 2001, the Company had cash balances of approximately $1,000 in excess of Federally insured limits. The Company's risk with respect to loans held for sale is limited due to the fact that such loans are all secured mortgages.

           Mortgage loans held for sale:
               Mortgage loans held for sale are carried at the lower of aggregate cost or market. Market value is determined by outstanding commitments from investors or current investor yield requirements.

           Property and equipment:
               Property and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method over estimated useful lives ranging from three to seven years.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Business and summary of accounting policies (continued):
           Software development costs:
               The Company accounts for costs incurred in connection with the development of software in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, all costs incurred in the preliminary project stage are expensed as incurred, and internal and external costs incurred to develop internal use computer software during the application development stage are capitalized. Capitalized software development costs are amortized on a straight-line basis over an estimated useful life of three years.

               The Company capitalized costs of approximately $362,000 that were incurred in connection with the application and development stage of its proprietary software during 2001.

           Web site development costs:
               The Company accounts for costs incurred in connection with the development of its web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

               The Company capitalized costs of approximately $492,000 in 2000 that were incurred in connection with the development of software in the application and infrastructure development stage and the enhancement of its web sites.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Business and summary of accounting policies (continued):
           Impairment of long-lived assets:
               The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as property and equipment, capitalized software and web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

           Advertising:
               The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were approximately $126,000 and $63,000 in 2001 and 2000, respectively.

           Stock options and warrants:
               In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," the Company will only recognize compensation costs as a result of the issuance of stock warrants to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company is not required to recognize compensation expense as a result of any grants to employees at an exercise price that is equal to or greater than fair value. The Company also makes pro forma disclosures, in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options and warrants had been applied.

               In accordance with SFAS 123, the Company will recognize the cost of preferred or common shares, options, warrants and other equity instruments issued to nonemployees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost or another appropriate expense account and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance. The fair value of shares, options, warrants and similar equity instruments will be estimated based on the minimum value method, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 - Business and summary of accounting policies (concluded):
           Income taxes:
               The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities be computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

           Net earnings (loss) per common share:
               The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per common share is calculated by dividing the income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the income or loss applicable to common stock and the weighted average number of common shares outstanding during each period are adjusted for the effects of the assumed issuance of all potentially dilutive common shares, such as those issuable upon the exercise of options, warrants and the conversion of convertible debentures and preferred stock.

               Diluted earnings per share amounts have not been presented in the accompanying statements of operations because the Company had net losses for both years and, accordingly, the assumed effects of the exercise of outstanding options, warrants and the application of the treasury stock method, the assumed effects of the conversion of outstanding convertible debentures, including any related adjustments to interest expense, and the assumed effects of the conversion of shares of preferred stock, and the application of the treasury stock method would have been anti-dilutive. As of December 31, 2001, the Company had 5,711,985 of potentially dilutive securities.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS

Note 2 - Basis of presentation:
               The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2001, the Company had a cash balance of only $6,000 and a working capital deficiency of $520,000. In addition, the Company had negative cash flows from operations of $3,091,000 and $2,106,000 in 2001 and 2000, respectively. Management believes it is probable that the Company will continue to incur negative cash flows from operating activities through at least June 30, 2002 and that the Company will need to obtain additional equity or debt financing to be able to sustain its operations until it can achieve profitability.

               Management believes that the commercial success and profitability of the Company will depend on its ability to expand its operations and achieve recognition as a national financing company. To date the Company has focused solely on mortgage lending. During 2000 and continuing through the first half of 2001, the Company sought to expand its operations by providing mortgage origination services at existing real estate agent offices. During the second half of 2001, the Company also sought to provide mortgage origination services through accountants, financial planners and other financial service firms. Employees at branch offices have direct access to the loan origination process through the Company's web site and related support software and database information. In addition, management has begun the process of looking to expand its mortgage banking activities through the acquisition of other established mortgage bankers, and is seeking to expand the variety of lending activities in which it engages, including but not limited to equipment financing and leasing.

               To enable the Company to sustain its operations through at least December 31, 2002 and, ultimately, complete its marketing and development program and achieve profitability, management plans to seek additional financing for the Company through sales of debt and equity securities.

               On January 3, 2002 the Company entered into an exchange agreement (the "Exchange") with a publicly-traded "shell company," Milestone Capital, Inc. ("Milestone") that was accounted for as a "reverse acquisition" for accounting purposes (see Note 13). Management believes that as a result of the Exchange it will ultimately recognize increased awareness of the Company name and allow for greater opportunities for obtaining financing through sales of debt and equity securities. Concurrent with the Exchange, holders of convertible debentures consented to convert their debentures into shares of common stock (see Note 13).

               Management cannot assure that the Company will be able to obtain necessary additional debt or equity financing and, accordingly, management cannot assure that the Company will be able to sustain its operations through at least December 31, 2002.

               The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.



                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS




Note 3 - Property and equipment:

               Property and equipment at December 31, 2001 consisted of the following:

                                                                        Estimated
                                                                      Useful Lives               Amount
                                                                      ------------             ----------
                  Leasehold improvements                                3-5 years              $   52,843
                  Computer equipment                                      5 years                 185,084
                  Computer software (including internally
                      developed software of $361,882)                     3 years                 406,968
                  Capitalized web site development costs                  3 years                 492,320
                  Office furniture and equipment                          7 years                 132,861
                                                                                               ----------
                                                                                                1,270,076
                  Less accumulated depreciation and amortization                                  285,370
                                                                                               ----------

                          Total                                                                $  984,706
                                                                                               ==========


Note 4 - Capital lease obligations:
               At December 31, 2001, the Company is the lessee of furniture, equipment and computer hardware with a net book value of approximately $164,000 under capital lease obligations expiring through 2004.

               Future minimum lease payments under capital lease obligations in each of the years subsequent to December 31, 2001 are as follows:



                  Year Ending
                  December 31,                                                                   Amount
                  ------------                                                                 ----------

                     2002                                                                      $   94,897
                     2003                                                                          45,387
                     2004                                                                           9,979
                                                                                               ----------
                       Total minimum lease payments                                               150,263
                       Less amount representing interest                                           30,422
                                                                                               ----------

                       Present value of net minimum lease payments                                119,841
                       Less current portion                                                        77,108
                                                                                               ----------

                       Long-term portion                                                       $   42,733
                                                                                               ==========


                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 5 - Income taxes:
               As of December 31, 2001, the Company's net operating loss carryforwards were limited to $521,000 as a result of a deemed change of control that occurred concurrent with the Exchange. Such carryforwards are available to reduce future Federal and state taxable income which, if not used, will expire at various dates through 2021. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $208,000 from the utilization of those net operating loss carryforwards by an equivalent valuation allowance as of December 31, 2001.

               The Company had also offset the potential benefits from net operating loss carryforwards by an equivalent valuation allowance during 2000. As a result of the increase in the valuation allowance of $891,000 during 2000, no credits for income taxes are included in the accompanying 2000 statement of operations.

               As a result of the limitations of the Company's net operating loss carryforwards, during 2001, the Company decreased its deferred tax asset and corresponding valuation allowance by $759,000. Accordingly, there is no provision for income taxes in the accompanying 2001 statement of operations.


Note 6 - Warehouse line of credit:
               At December 31, 2001, the Company has a warehouse line of credit that provides for maximum borrowings of $2,000,000 bearing interest at a varying rate based on LIBOR and expires on July 3, 2002. The warehouse line of credit is secured by mortgage loans.


Note 7 - Note payable - related party:
               At December 31, 2001, note payable - related party of $85,000 consists of a loan from one of the officers of the Company that bears interest at 5% and is due on demand.


Note 8 - Convertible debentures, extraordinary loss and other interest expense:
               In June 2001, the Company entered into a financing agreement with a related party (the "First Investor"). Pursuant to the terms of the financing agreement, the First Investor agreed to provide the Company with $1,000,000 through the purchases of convertible notes (the "Convertible Notes"). Each Convertible Note bore interest at 8%, was convertible into shares of the Company's common stock at a conversion rate of $1.77 per share, at the option of the First Investor, and was due on demand.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS


Note 8 - Convertible debentures (concluded):
               Prior to the sale of a second series of convertible notes (the "Additional Convertible Notes") to accredited investors (the "Second Investors"), the Company amended the terms of its financing agreement with the First Investor. The amended terms provided for the First Investor to convert its outstanding principal and interest into 707,846 shares of the Company's common stock thereby effectively reducing the conversion price from $1.77 per share to $1.44 per share. In addition, the First Investor received warrants to purchase 1,315,411 shares of the Company's common stock at $1.77 per share that expire in October 2006 and warrants to purchase 285,000 shares of the Company's common stock at $.50 per share that expire in October 2006. The fair value of the warrants, as calculated using the minimum value method in accordance with SFAS 123, of $1,532,666 and the aggregate benefit associated with the reduction of the conversion price of $236,071 was recorded as an extraordinary loss on extinguishment of debt in the accompanying 2001 statement of operations.

               On October 6, 2001, the Company began the process of obtaining additional financing through the sale and issuance of the Additional Convertible Notes to the Second Investors. The Additional Convertible Notes bear interest at 8%, convert into shares of the Company's common stock at $.50 per share at the option of the holder and mature October 6, 2011. Through December 31, 2001 the Company received proceeds of $492,500 for the sale of the Additional Convertible Notes. In addition, the Company issued Additional Convertible Notes in exchange for: (i) the settlement of accounts payable of $75,290, (ii) payments under capital lease obligations of $30,000 and (iii) the prepayment of $17,500 of future sales commissions.

               The fair value of the Company's common stock at the time the Additional Convertible Notes were sold was $1.77 per share which exceeded the conversion price. Such excess constituted a beneficial conversion feature or right for which the value is measured by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible. Accordingly, the beneficial conversion feature attributable to the issuance of the Additional Convertible Notes had a fair value of approximately $1,562,837 which equaled the excess of the aggregate proceeds the Second Investors would have received if the Second Investors had converted the Additional Convertible Notes and sold the 1,230,580 shares of common stock (the amount of shares that would have been received if conversion occurred at the date of purchase of the respective Additional Convertible Notes) for approximately $2,178,127 based on the fair market value of $1.77 per share. The charge to interest expense to be recognized in connection with a beneficial conversion feature may not exceed the principal amount of debt. Accordingly, the Company recorded a charge of $615,290 to interest expense for the beneficial conversion rights as the Additional Convertible Notes were convertible immediately upon issuance and a corresponding increase in additional paid-in capital.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 9 - Stockholders' equity:
           Sales, issuances and cancellations of common stock:
               During 2000, the Company sold 540,045 shares of its common stock for gross consideration of $2,331,556. In connection therewith the Company received proceeds of $2,127,185, net of expenses of $102,696 and a stock subscription receivable of $101,675. As of December 31, 2001, the stock subscription receivable has not been satisfied. Certain of the purchasers of shares of common stock received warrants to purchase 310,180 shares of the Company's common stock at exercise prices ranging from $4.40 to $5.00 per share. All of these warrants expire on December 31, 2002. In addition, during 2001, warrants to purchase 25,000 shares of the Company's common stock, at an exercise price of $1.77 per share that expire on December 10, 2006, were issued in exchange for services in connection with the sale of common stock in 2000.

               During 2001, in connection with the sales of the Company's Series B preferred stock described below, certain founders agreed to cancel 1,416,595 shares of the Company's common stock. In addition, certain stockholders, upon the purchase of their common stock, received warrants to acquire additional shares of common stock in order to prevent their ownership percentage from diluting. Accordingly, in connection with the sale of the Series B preferred stock, such stockholders received an aggregate of 80,236 shares of the Company's common stock.

               During 2001, the Company issued 125,000 shares of common stock in satisfaction of consulting services associated with the Exchange. As the Exchange did not occur until January 2002, the fair value of the shares issued of $221,250 was included in other assets as of December 31, 2001.

           Series A convertible preferred stock:
               As of December 31, 2001, 50,000 shares of the Company's Series A convertible preferred stock were authorized, issued and outstanding. The shares earned dividends, if declared, at the rate of 8% on the original purchase price. In addition, each share of Series A preferred stock is convertible into five shares of the Company's common stock. During 2001, the Company issued 4,000 shares of common stock in satisfaction of $20,000 of dividends related to Series A convertible stock.

           Sales, issuances and cancellation of Series B preferred stock: During
               2000, the Company's articles of incorporation were modified to authorize 2,300,000 shares of Series B preferred stock. Each share of Series B preferred stock earns dividends, if declared, at the rate of 8% on the original purchase price and is convertible into one share of common stock.

                                EliteAgents Inc.

                          NOTES TO FINANCIAL STATEMENTS




Note 9 - Stockholders' equity (continued):
           Sales, issuances and cancellation of Series B preferred stock (concluded):
               As of December 31, 2000, 1,214,689 shares of Series B preferred stock were subscribed for at a purchase price of $1.77 per share of which 127,119 shares were effectively paid through the cancellation of notes payable to officers and other related parties for $225,000. During 2001, the Company received proceeds of $1,454,773 against prior year subscriptions receivable and canceled subscriptions for the purchase of 265,665 shares.

               In addition, during 2001, the Company: (i) sold an additional 338,209 shares of Series B preferred stock for proceeds of $598,365, (ii) issued 25,424 shares of Series B preferred stock in satisfaction of $45,000 of prior years' salaries and (iii) issued 107,345 shares of Series B preferred stock in exchange for the cancellation of a $190,000 loan from an officer.

           Officers' salaries forgiven:
               During 2001, officers of the Company forgave aggregate salaries of $274,367, of which $71,667 and $202,700 were earned in 2001 and 2000, respectively.

           Stock options:
               The Company has a stock option (the "Option Plan") plan which provides for the issuance of incentive stock options to employees and consultants of the Company for the purchase of common stock. The term of each option, including the vesting provisions and the manner of exercise, is determined by the Board of Directors. Employees and consultants have a maximum of ten years from the date of grant to exercise their options. As of December 31, 2001, the Company had 1,785,000 shares reserved for issuance under the Option Plan.

               A summary of the status of the Company's shares subject to options as of December 31, 2001 and 2000 and changes during the years then ended is presented below:



                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 9 - Stockholders' equity (concluded):

                                                                              2001                    2000
                                                                     ---------------------     --------------------
                                                                                  Weighted                 Weighted
                                                                      Shares      Average       Shares     Average
                                                                        or        Exercise        or       Exercise
                                                                       Price       Price        Price       Price
                                                                     --------     --------     --------    --------

               Outstanding, beginning of year                         285,300      $ 4.46
               Granted                                                633,000         .50       285,300       $4.46
               Cancelled                                              (52,000)      (1.15)
                                                                     --------                  --------

               Outstanding, end of year                               866,300       $1.77       285,300       $4.46
                                                                     ========       =====      ========

               Options exercisable, end of year                       131,250                    71,325
                                                                     ========                  ========

               Weighted average fair value of options
                   granted during the year                             $1.40                       $.73
                                                                       =====                       ====

           The following table summarizes information about fixed stock options outstanding at December 31, 2001:




                                                                        Weighted
                                                                         Average
                                                              Years of        Weighted                        Weighted
                                                              Remaining       Average                         Average
            Exercise                           Number        Contractual      Exercise         Number         Exercise
             Prices                          Outstanding        Life           Price         Exercisable        Price
           -----------                       -----------     -----------     -----------     -----------     -----------
              $.50                             588,500          9.77           $ .50           131,250          $ .50
           $4.00-$5.00                         277,800          3.16            4.45           138,900           4.45
                                               -------                                         -------

           $ .50-$5.00                         866,300          7.65           $1.77           270,150          $2.53
                                               =======          ====           =====           =======          =====




                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 9 - Stockholders' equity (concluded):
           Stock options (concluded):
               The Company has elected to continue to use the provisions of APB
               25 in accounting for stock options granted to employees. During
               2000, the exercise price of options granted to employees was equal to or greater than the fair market value of the stock at the date of grant and, accordingly, no earned or unearned compensation cost was recognized in the accompanying 2000 financial statements for options granted to employees. During
               2001, the exercise price of options granted to employees was $.50 per share and the fair market value per share of common stock was $1.77 per share. Accordingly, a charge of $1.27 per share, or an aggregate charge of $803,910, was initially recorded as unearned compensation with an offsetting credit to additional paid-in capital. Prior to December 31, 2001, options to purchase 44,500 shares of common stock that were granted during 2001 were cancelled and, accordingly, the Company reduced unearned compensation by $56,515, representing the total shares issuable upon exercise of such options multiplied by the difference between the exercise price of the options of $.50 and the fair value of the stock of $1.77. The unearned compensation is being amortized over the respective vesting periods of the options of three to four years. During 2001, the Company amortized $166,688 of unearned compensation. The remaining balance of unearned compensation of $580,707 as of December 31, 2001 has been reflected as a reduction of stockholders' equity. The pro forma amounts computed as if the Company had elected to recognize compensation cost for stock options and warrants granted to employees based on the fair value of the options and warrants at the date of grant as prescribed by SFAS 123 and the related historical amounts reported in the accompanying statements of operations are set forth below:

                                                             2001                  2000
                                                          -----------           -----------
                  Net loss - as reported                  $(6,010,369)          $(2,646,815)
                                                          ===========           ===========

                  Net loss - pro forma                    $(6,077,999)          $(2,698,919)
                                                          ===========           ===========

                  Basic loss per share - as reported           $(1.95)                $(.68)
                                                               ======                 =====

                  Basic loss per share - pro forma             $(1.97)                $(.69)
                                                               ======                 =====

               The fair value of each option granted was estimated as of the date of grant using the minimum value method in accordance with SFAS 123.


                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 10- Lease commitments:

               The Company has noncancelable operating leases for office facilities which commenced at various dates and expire through June 30, 2005. In addition to base rentals, various leases require payments for real estate taxes and operating costs.

               The future minimum rental payments under the leases in years subsequent to December 31, 2001 are as follows:

                     Year Ending
                     December 31,                                      Amount
                     ------------                                     --------

                         2002                                         $237,438
                         2003                                          215,726
                         2004                                          215,726
                         2005                                          107,863
                                                                      --------
                             Total                                    $776,753
                                                                      ========

               Rent expense amounted to approximately $251,000 and $125,000 in 2001 and 2000, respectively.


Note 11- Pro forma information:
               The unaudited pro forma balance sheet as of December 31, 2001 presents the balance sheet of the Company as though the convertible debentures and accrued interest thereon of $615,290 and $4,756 respectively, which were converted into 1,240,092 shares of the Company's common stock on January 3, 2002, were actually converted on December 31, 2001.


Note 12- Fair value of financial instruments:
               The Company's material financial instruments at December 31, 2001 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, mortgage loans held for sale, accounts payable, notes payable - related party and the warehouse line of credit. In the opinion of management,
               (i) cash, accounts payable and the warehouse line of credit were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities, (ii) the fair value of mortgage loans held for sale based on their sales price was $1,695,000 and (iii) because of the relationship between the Company and its related parties, there is no practical method that can be used to determine the fair value of notes payable - related party.

                                EliteAgents, Inc.

                          NOTES TO FINANCIAL STATEMENTS



Note 13- Subsequent events:
               On January 3, 2002, the Company completed the Exchange with Milestone. Prior to the Exchange, Milestone was a development stage company that was originally founded in 1987 in the State of Colorado as Shield Enterprises, Inc. ("Shield") for the purpose of merging with or acquiring other businesses. In 1989, Shield completed an initial public offering and, in 1990, completed a merger with Milestone, a Delaware corporation organized for the purpose of investing in and providing managerial services to developing companies. From late 1995 until January 1998 when Milestone entered into the development stage for purposes of merging with or acquiring other businesses, it was dormant. For each of the three years ended December 31, 2001, Milestone did not generate any significant revenues or expenses in connection with its operations and, at the time of the Exchange, was an inactive "shell company" whose common shares were publicly traded.

               As of January 3, 2002, Milestone had, effectively 8,000,000 shares of no par common stock outstanding. As of that date, Milestone issued 72,000,000 shares of common stock to acquire all of the: (i) 3,651,642 shares of common stock outstanding, (ii) 50,000 shares of Series A preferred stock outstanding (converted into 250,000 shares of common stock concurrent with the Exchange), (iii) 1,420,002 shares of Series B preferred stock outstanding (converted into 1,420,002 shares of common stock concurrent with the Exchange) and (iv) 1,240,092 shares of common stock issued in connection with the conversion of convertible debentures of $615,290 and accrued interest thereon of $4,756 concurrent with the Exchange. As a result of the Exchange, the Company became a wholly-owned subsidiary of Milestone, and Milestone had 80,000,000 shares of common stock outstanding of which 72,000,000, or 90%, is owned by the stockholders of the Company and 8,000,000 shares, or 10%, is owned by the former stockholders of Milestone. However, since the stockholders of the Company became the owners of the majority of the outstanding common shares of Milestone after the Exchange and Milestone had no significant operating activities or assets and liabilities prior to the Exchange, the Exchange was treated effective as of January 3, 2002, as a "purchase business combination" and a "reverse acquisition" for accounting purposes in which Milestone was the legal acquirer and the Company was the accounting acquirer.

               As a result, the assets and liabilities of the accounting acquirer will continue to be recorded at their historical carrying values as of January 3, 2002; however, common stock and additional paid-in capital will be adjusted as of January 3, 2002 to reflect the no par value of the shares of the legal acquirer, Milestone.

               As of December 31, 2001, Milestone had assets of $33, liabilities of $85 and a stockholders' deficiency of $52. In addition, during 2001 and 2000, Milestone did not generate any revenue and had net losses of $22,752 and $19,015, respectively. Accordingly pro forma information was not deemed meaningful by management.

                                      * * *